Exhibit 3.1
AMENDED AND RESTATED
BYLAWS OF LINCOLN NATIONAL CORPORATION

ARTICLE I.

Shareholders

Section 1.   Annual Meeting. An annual meeting of the shareholders shall be held at such hour and on such date as the board of directors may select in each year for the purpose of electing directors for the terms hereinafter provided and for the transaction of such other business as may properly come before the meeting. The board of directors may postpone an annual meeting for which notice has been given in accordance with Section 4 of this Article I.

Section 2.   Special Meetings. Special meetings of the shareholders may be called by the board of directors. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders meeting. The board of directors may postpone a special meeting for which notice has been given in accordance with Section 4 of this Article I.

Section 3.   Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation in Philadelphia, Pennsylvania, or at such other place, either within or without the State of Indiana, as may be designated by the board of directors.

Section 4.   Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in the case of a special meeting or when required by law or by the articles of incorporation or these bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by or at the direction of the secretary no fewer than ten nor more than sixty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting at such address as appears upon the stock records of the corporation.

Section 5.   Quorum. Unless otherwise provided by the articles of incorporation or these bylaws, at any meeting of shareholders the majority of the outstanding shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. If less than a majority of such shares are represented at a meeting, the person presiding at the meeting may adjourn the meeting from time to time. At any meeting at which a quorum is present, the person presiding at the meeting may adjourn the meeting from time to time. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6.   Adjourned Meetings. At any adjourned meeting at which a quorum shall be represented any business may be transacted as might have been transacted at the meeting as originally notified. If a new record date is or must be established pursuant to law, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 7.   Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 8.   Voting of Shares. Except as otherwise provided by law, by the articles of incorporation, or by these bylaws, every shareholder shall have the right at every shareholders’ meeting to one vote for each share standing in his name on the books of the corporation on the date established by the board of directors as the record date for determination of shareholders entitled to vote at such meeting.

Section 9.   Order of Business. The order of business at each shareholders’ meeting shall be established by the person presiding at the meeting.

Section 10.   Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article I. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 10. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

Section 11.   Notice of Shareholder Nominees. Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 10 of this Article I. Such shareholder’s notice shall set forth, in addition to the information required by Section 10, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder’s notice of such nomination contains the information specified in this Section 11 and shall be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 11. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 12.   Control Share Acquisitions. As used in this Section 12, the terms “control shares” and “control share acquisition” shall have the same meanings as set forth in Indiana Code Section 23-1-42-1 et seq. (the “Act”). Control shares of the corporation acquired in a control share acquisition shall have only such voting rights as are conferred by the Act. Control shares of the corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the corporation the statement required by the Act may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be redeemed by the corporation at the fair value thereof pursuant to procedures authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 13.   Voting Procedures on Change of Control. In addition to any other authority granted under Indiana law for the corporation to enter into any arrangement, agreement or understanding with respect to the voting of voting shares, pursuant to the authority granted in Indiana Code Section 23-1-22-4, the corporation shall have the power to enter into any arrangement, agreement or understanding of any nature whatsoever and for any duration whereby the board of directors or any group of directors of the corporation can specify or direct the voting by any other person of any shares of any class or series beneficially owned by such person, or as to which such person has the direct or indirect power to direct the voting, in connection with a change of control of the corporation. As used in this Section 13, the term “control” shall have the same meaning as set forth in Indiana Code Section 23-1-22-4.

 In the event that an arrangement, agreement or understanding is in effect, and the voting shares of the corporation are not voted in accordance with any such arrangement, agreement or understanding, neither such voting shares nor such votes shall be counted in connection with any vote of the corporation’s shareholders relating to any aspect of a change of control.

ARTICLE II.

Board of Directors

Section 1.   General Powers, Number, Classes and Tenure. The business of the corporation shall be managed by a board of directors. The number of directors which shall constitute the whole board of directors of the corporation shall be fifteen. Except as otherwise provided in these bylaws, the number of directors may be increased or decreased from time to time by amendment of these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The directors shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board of directors, with one class to be elected annually by shareholders for a term of three years, to hold office until their respective successors are elected and qualified; except that

(1)  the terms of office of directors initially elected shall be staggered so that the term of office of one class shall expire in each year;

(2)  the term of office of a director who is elected by either the directors or shareholders to fill a vacancy in the board of directors shall expire at the end of the term of office of the succeeded director’s class or at the end of the term of office of such other class as determined by the board of directors to be necessary or desirable in order to equalize the number of directors among the classes;

(3)  the board of directors may adopt a policy limiting the time beyond which certain directors are not to continue to serve, the effect of which may be to produce classes of unequal size or to cause certain directors either to be nominated for election for a term of less than three years or to cease to be a director before expiration of the term of the director’s class.

  In case of any increase in the number of directors, the additional directors shall be distributed among the several classes to make the size of the classes as equal as possible.

Section 2.   Additional Provisions. Notwithstanding anything else to the contrary in these bylaws, the following provisions in Article II, Section 2 of these bylaws shall be effective until a date (the “Transition Date”) 30 months after the date on which these bylaws become effective:

(A)  Qualifications for Directors. Subject to the provisions of this Section 2 and subject to the terms of any class or series of stock having a preference over the common stock as to dividends or upon liquidation providing for special circumstances under which holders thereof may elect directors, (i) in order to qualify for election as a director of the corporation at an annual or special meeting of shareholders or by written consent of shareholders, an individual must be nominated either by (a) a shareholder entitled to vote in the election of directors who has complied with all requirements for such nomination as provided in Article I, Section 11 of these bylaws or (b) the board of directors as provided for in this Section 2 and (ii) in order to qualify for election as a director of the corporation by the board of directors to fill a vacancy or newly created directorship, an individual must be appointed by the board of directors as provided for in this Section 2 and (iii) with respect to any election of directors pursuant to clause (i)(b) or (ii) above, or in connection with the designation of directors to serve on any committee, in any such case occurring prior to the 2007 annual shareholders’ meeting, an individual must have been a Former Lincoln Director, with respect to Former Lincoln Directorships, and a Former Jefferson-Pilot Director, with respect to Former Jefferson-Pilot Directorships. The qualification procedures for clauses (i)(b) and (ii) of the previous sentence are referred to herein as the “Nomination Procedures” and are set forth below:

(1) Initial Board.

(a) Following the consummation of the merger pursuant to the Agreement and Plan of Merger dated October 9, 2005, among the corporation, Jefferson-Pilot Corporation and Quartz Corporation, as amended from time to time (such merger thereunder, the “Merger”), the initial board of directors of the corporation shall be comprised of seven Former Jefferson-Pilot Directors and eight Former Lincoln Directors. Each committee of the board of directors shall consist of an equal number of Former Jefferson-Pilot Directors and Former Lincoln Directors. The Lead Director shall be a Former Jefferson-Pilot Director designated by a majority vote of the Former Jefferson-Pilot Directors, and shall have such duties and responsibilities as may be set forth in the corporation’s Corporate Governance Guidelines from time to time.

(b) Two Former Jefferson-Pilot Directors and three Former Lincoln Directors shall be members of the class having terms expiring at the annual meeting of shareholders in 2006. Three Former Jefferson-Pilot Directors and two Former Lincoln Directors shall be members of the class having terms expiring at the annual meeting of shareholders in 2007. Two Former Jefferson-Pilot Directors and three Former Lincoln Directors shall be members of the class having terms expiring at the annual meeting of shareholders in 2008.

(2) Nomination, Appointment and Recommendation Procedures. With respect to any election of directors occurring prior to the 2007 annual shareholders’ meeting:

(a) a majority of the Former Jefferson-Pilot Director members of the Corporate Governance Committee (and their designated successors) shall have the exclusive authority to recommend to the board of directors (A) individuals to fill vacant Former Jefferson-Pilot Directorships and (B) individuals to be nominated by the board of directors for shareholder approval to fill Former Jefferson-Pilot Directorships and

(b) a majority of the Former Lincoln Director members of the Corporate Governance Committee (and their designated successors) shall have the exclusive authority to recommend to the board of directors (A) individuals to fill vacant Former Lincoln Directorships and (B) individuals to be nominated by the board of directors for shareholder approval to fill Former Lincoln Directorships.

(3) Committee Appointments. Each committee of the initial board of directors following the Merger shall be composed of an equal number of Former Jefferson-Pilot Directors and Former Lincoln Directors. With respect to any election of directors to serve on a committee of the board of directors occurring prior to the 2007 annual shareholders’ meeting:

(a) a majority of the Former Jefferson-Pilot Directors shall have exclusive authority to recommend Former Jefferson-Pilot Directors to serve on any committee of the board of directors; and

(b) a majority of the Former Lincoln Directors shall have exclusive authority to recommend Former Lincoln Directors to serve on any committee of the board of directors; and

(c) the Chairman of each of the Compensation Committee and Corporate Governance Committee shall be selected from among the Former Jefferson-Pilot Directors and the Chairman of each of the Audit Committee and the Development Committee shall be selected from among the Former Lincoln Directors; the chairman of other committees of the initial board of directors shall be designated by the board of directors and allocated evenly among Former Lincoln Directors and Former Jefferson-Pilot Directors (which, if there is an odd number of committees, means that either the Former Lincoln Directors or the Former Jefferson-Pilot Directors can have one more chairmanship).

(4) Reduction in the Board. If, at any time prior to the 2007 annual shareholders’ meeting, the board of directors determines to decrease the number of members comprising the board of directors, (i) if the resulting board of directors is comprised of an even number of directors, the board of directors shall be composed of an equal number of Former Jefferson-Pilot Directors and Former Lincoln Directors and (ii) if the resulting board of directors is comprised of an odd number of directors, the number of Former Lincoln Directors on the board of directors shall be greater than the number of Former Jefferson-Pilot Directors on the board of directors by one.

(B)  Actions by Special Majority. The following actions of the board of directors shall require the vote of a Special Majority:

(1) the removal of Jon Boscia as Chairman and Chief Executive Officer, the election of a new Chairman and/or Chief Executive Officer, or any modification to the duties and responsibilities of such positions;

(2) the removal of any director;

(3) with respect to any election of directors occurring at or after the 2007 annual shareholders’ meeting (a) the election of any director to fill a vacancy or newly created directorship or the nomination of any individual for election as a director by shareholders, unless such person has been recommended to the board of directors by the affirmative vote of a majority of the entire membership of the Corporate Governance Committee, or (b) a change in the composition or chairmanship of any committee of the board of directors, unless such change has been recommended by a majority of the entire membership of the Corporate Governance Committee;

(4) the removal of the Lead Director or the appointment of any person as Lead Director who is not a Former Jefferson-Pilot Director;

(5) any change in the size of the board of directors or any committee thereof, or in the responsibilities of, or the authority delegated to, any committee of the board of directors;

(6) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the corporation or any “significant subsidiaries” (as defined by Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended) or any purchase or sale of 20% or more of the consolidated assets (including stock of any subsidiary) of it and its subsidiaries, taken as a whole, or any sale of its voting securities that, if consummated, would result in any person (or the shareholders of such person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) or the voting power of any of its “significant subsidiaries”;

(7) any alteration, amendment or repeal of Section 2 of Article II of these bylaws; and

(8) any alteration, amendment or repeal of the corporation’s Corporate Governance Guidelines, except to the extent necessary to make such guidelines consistent with these bylaws.

(C)  Certain Definitions.

“Former Jefferson-Pilot Director” shall mean, as of the date on which these bylaws become effective, any director who was formerly a director of Jefferson-Pilot Corporation. In addition, any person filling (by election or appointment occurring prior to the 2007 annual shareholders’ meeting) a Former Jefferson-Pilot Directorship and nominated under the Nomination Procedures shall be deemed a Former Jefferson-Pilot Director.

“Former Jefferson-Pilot Directorship” shall mean any of the seven directorships occupied by a Former Jefferson-Pilot Director.

“Former Lincoln Director” shall mean, as of the date on which these bylaws become effective, any director who was formerly a director of the corporation. In addition, any person filling (by election or appointment occurring prior to the 2007 annual shareholders’ meeting) a Former Lincoln Directorship and nominated under the Nomination Procedures shall be deemed a Former Lincoln Director.

“Former Lincoln Directorship” shall mean any of the eight directorships occupied by a Former Lincoln Director.

“Special Majority” means a number of directors equal to at least 70% of the entire membership of the corporation’s board of directors.

Section 3.   Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Indiana, for the holding of additional regular meetings without other notice than such resolution.

Section 4.   Special Meetings. Special meetings of the board of directors may be called by the chief executive officer. The secretary shall call special meetings of the board of directors when requested in writing to do so by six of the members thereof. Special meetings of the board of directors may be held either within or without the State of Indiana.

Section 5.   Notice of Meetings. Except as otherwise provided in these bylaws, notice of any meeting of the board of directors shall be given, not less than two days before the date fixed for such meeting, by oral, telegraphic, telephonic, electronic or written communication stating the time and place thereof and delivered personally to each member of the board of directors or telegraphed or mailed to him at his business address as it appears on the books of the corporation; provided, that in lieu of such notice, a director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting or after the time of the meeting.

Section 6.   Quorum. A majority of the whole board of directors shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.   Manner of Acting. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or by the articles of incorporation or these bylaws. Unless otherwise provided by the articles of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a written consent to such action is signed by all members of the board of directors and such written consent is filed with the minutes of proceedings of the board of directors. Unless otherwise provided by the articles of incorporation, any or all members of the board of directors may participate in a meeting of the board of directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this manner constitutes presence in person at the meeting.

Section 8.   Vacancies. Except as otherwise provided in the articles of incorporation or these bylaws, any vacancy occurring in the board of directors may be filled by a majority vote of the remaining directors, though less than a quorum of the board of directors, or, at the discretion of the board of directors, any vacancy may be filled by a vote of the shareholders.

Section 9.   Notice to Shareholders. Shareholders shall be notified of any increase in the number of directors and the name, address, principal occupation and other pertinent information about any director elected by the board of directors to fill any vacancy. Such notice shall be given in the next mailing sent to shareholders following any such increase or election, or both, as the case may be.

ARTICLE III.

Officers

Section 1.   Elected Officers. The elected officers of the corporation shall include one of or both a chairman of the board and a president, and shall also include a secretary, and a treasurer. The elected officers of the corporation may include one or more vice presidents of a class or classes as the board of directors may determine, and such other officers as the board of directors may determine. The chairman of the board, if elected, and president, if elected, shall be chosen from among the directors. Any two or more offices may be held by the same person.

Section 2.   Appointed Officers. The appointed officers of the corporation shall be one or more second vice presidents, assistant vice presidents, assistant treasurers, and assistant secretaries.

Section 3.   Election or Appointment and Term of Office. The elected officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. The appointed officers of the corporation shall be appointed annually by the chief executive officer immediately following the first meeting of the board of directors held after each annual meeting of the shareholders. Additional elected officers may be elected at any regular or special meeting of the board of directors, to serve until the regular meeting of the board held after the next annual meeting of shareholders, and additional appointed officers may be appointed by the chief executive officer at any time to serve until the next annual appointment of officers. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign or retire or shall have been removed.

Section 4.   Removal. Any officer may be removed by the board of directors and any appointed officer may be removed by the chief executive officer, whenever in their judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.   Vacancies. A vacancy in any elected office may be filled by the board of directors.

Section 6.   Chief Executive Officer. If the elected officers of the corporation include both a chairman of the board and a president, the board of directors shall designate one of such officers to be the chief executive officer of the corporation. If the elected officers of the corporation include one of but not both a chairman of the board and a president, such officer shall be the chief executive officer of the corporation. The chief executive officer of the corporation shall be, subject to the board of directors, in general charge of the affairs of the corporation.

Section 7.   Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and of the board of directors at which he may be present and shall have such other powers and duties as may be determined by the board of directors.

Section 8.   President. The president shall have such powers and duties as may be determined by the board of directors. In the absence of the chairman of the board, or if such office be vacant, the president shall have all the powers of the chairman of the board and shall perform all his duties.

Section 9.   Vice Presidents. A vice president shall perform such duties as may be assigned by the chief executive officer or the board of directors. In the absence of the president and in accordance with such order of priority as may be established by the board of directors, he may perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 10.   Second Vice Presidents and Assistant Vice Presidents. A second vice president and an assistant vice president shall perform such duties as may be assigned by the chief executive officer or the board of directors.

Section 11.   Secretary. The secretary shall (a) keep the minutes of the shareholders’ and board of directors’ meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized, and (d) in general perform all duties incident to the office of secretary and such other duties as may be assigned by the chief executive officer or the board of directors.

Section 12.   Assistant Secretaries. In the absence of the secretary, an assistant secretary shall have the power to perform his duties including the certification, execution and attestation of corporate records and corporate instruments. Assistant secretaries shall perform such other duties as may be assigned to them by the chief executive officer or the board of directors.

Section 13.   Treasurer. The treasurer shall (a) have charge and custody of all funds and securities of the corporation, (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, (c) deposit all such monies in the name of the corporation in such depositories as are selected by the board of directors, and (d) in general perform all duties incident to the office of treasurer and such other duties as may be assigned by the chief executive officer or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such form and with such surety or sureties as the board of directors shall determine.

Section 14.   Assistant Treasurers. In the absence of the treasurer, an assistant treasurer shall have the power to perform his duties. Assistant treasurers shall perform such other duties as may be assigned to them by the chief executive officer or the board of directors.

ARTICLE IV.

Committees

Section 1.   Board Committees. Except as provided in these bylaws, the board of directors may, by resolution adopted by a majority of the whole board of directors, from time to time designate from among its members one or more committees each of which, to the extent provided in such resolution and except as otherwise provided by law, shall have and exercise all the authority of the board of directors. Except as provided in these bylaws, each such committee shall serve at the pleasure of the board of directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law. Each such committee shall keep a record of its proceedings and shall adopt its own rules of procedure. It shall make such reports to the board of directors of its actions as may be required by the board.

Section 2.   Advisory Committees. The board of directors may, by resolution adopted by a majority of the whole board of directors, from time to time designate one or more advisory committees, a majority of whose members shall be directors. An advisory committee shall serve at the pleasure of the board of directors, keep a record of its proceedings and adopt its own rules of procedure. It shall make such reports to the board of directors of its actions as may be required by the board.

Section 3.   Manner of Acting. Unless otherwise provided by the articles of incorporation, any action required or permitted to be taken at any meeting of a committee established under this Article IV may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of the committee. Unless otherwise provided by the articles of incorporation, any or all members of such committee may participate in a meeting of the committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this manner constitutes presence in person at the meeting.

ARTICLE V.

Corporate Instruments and Loans

Section 1.   Corporate Instruments. The board of directors may authorize any officer or officers to execute and deliver any instrument in the name of or on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.   Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

ARTICLE VI.

Stock Certificates, Transfer of Shares, Stock Records

Section 1.   Certificates for Shares. Shares may, but need not be, represented by certificates. Each shareholder, upon request, shall be entitled to a certificate, signed by the president or a vice president and the secretary or any assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If such certificate is countersigned by the written signature of a transfer agent other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the corporation or its employee, the signatures of the transfer agent and the officers of the corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue. Certificates representing shares of the corporation shall be in such form consistent with the laws of the State of Indiana as shall be determined by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation.

Section 2.   Transfer of Shares. Transfer of shares of the corporation shall be made on the stock transfer records of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the corporation, and, except as otherwise provided in these bylaws, on surrender for cancellation of the certificates for such shares.

Section 3.   Lost, Destroyed or Wrongfully Taken Certificates. Any person claiming a certificate of stock to have been lost, destroyed or wrongfully taken, and who requests the issuance of a new certificate before the corporation has notice that the certificate alleged to have been lost, destroyed or wrongfully taken has been acquired by a bona fide purchaser, shall make an affidavit of that fact and shall give the corporation and its transfer agents and registrars a bond of indemnity with unlimited liability, in form and with one or more corporate sureties satisfactory to the chief executive officer or treasurer of the corporation (except that the chief executive officer or treasurer may authorize the acceptance of a bond of different amount, or a bond with personal surety thereon, or a personal agreement of indemnity), whereupon in the discretion of the chief executive officer or the treasurer and except as otherwise provided by law a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or wrongfully taken. In lieu of a separate bond of indemnity in each case, the chief executive officer of the corporation may accept an assumption of liability under a blanket bond issued in favor of the corporation and its transfer agents and registrars by one or more corporate sureties satisfactory to him.

Section 4.   Transfer Agent and Registrars. The board of directors by resolution may appoint a transfer agent or agents or a registrar or registrars of transfer, or both. All such appointments shall confer such powers, rights, duties and obligations consistent with the laws of the State of Indiana as the board of directors shall determine. The board of directors may appoint the treasurer of the corporation and one or more assistant treasurers to serve as transfer agent or agents.

Section 5.   Record Date. For the purposes of determining shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as a record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring a determination of shareholders.

ARTICLE VII.

Liability

  No person or his personal representatives shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person in good faith as an officer or employee of the corporation, or as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, which he serves or served at the request of the corporation, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised and used under like circumstances, charged with a like duty, or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or such enterprise or upon statements made or information furnished by persons employed or retained by the corporation or such enterprise upon which he had reasonable grounds to rely. The foregoing shall not be exclusive of other rights and defenses to which such person or his personal representatives may be entitled under law.

ARTICLE VIII.

Indemnification

Section 1.   Actions by a Third Party. The corporation shall indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation), and whether formal or informal, who is or was a director, officer, or employee of the corporation or who, while a director, officer, or employee of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against:

(A)  any reasonable expenses (including attorneys’ fees) incurred with respect to a proceeding, if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

(B)  judgments, settlements, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including attorneys’ fees) incurred with respect to a proceeding where such person is not wholly successful on the merits or otherwise in the defense of the proceeding if:

(i)  the individual’s conduct was in good faith; and

(ii)  the individual reasonably believed:

(C)  in the case of conduct in the individual’s capacity as a director, officer or employee of the corporation, that the individual’s conduct was in the corporation’s best interests; and

(D)  in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and

(i)  in the case of any criminal proceeding, the individual either:

(E)  had reasonable cause to believe the individual’s conduct was lawful; or

(F)  had no reasonable cause to believe the individual’s conduct was unlawful.

(G)  The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, or employee did not meet the standard of conduct described in this section.

Section 2.   Actions by or in the Right of the Corporation. The corporation shall indemnify any person who is or was a party or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, or employee of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against any reasonable expenses (including attorneys’ fees):

(A)  if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

(B)  if not wholly successful:

(i)  the individual’s conduct was in good faith; and

(ii)  the individual reasonably believed:

(C)  in the case of conduct in the individual’s capacity as a director, officer, or employee of the corporation, that the individual’s conduct was in the corporation’s best interests; and

(D)  in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

Section 3.   Methods of Determining Whether Standards for Indemnification Have Been Met. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2. In the case of directors of the corporation such determination shall be made by any one of the following procedures:

(A)  by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(B)  if a quorum cannot be obtained under (a), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(C)  by special legal counsel:

(i)  selected by the board of directors or a committee thereof in the manner prescribed in (a) or (b); or

(ii)  if a quorum of the board of directors cannot be obtained under (a) and a committee cannot be designated under (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate).

  In the case of persons who are not directors of the corporation, such determination shall be made (a) by the chief executive officer of the corporation or (b) if the chief executive officer so directs or in his absence, in the manner such determination would be made if the person were a director of the corporation.

Section 4.   Advancement of Defense Expenses. The corporation may pay for or reimburse the reasonable expenses incurred by a director, officer, or employee who is a party to a proceeding described in Section 1 or 2 of this Article in advance of the final disposition of said proceeding if:

(A)  the director, officer, or employee furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 1 or 2; and

(B)  the director, officer, or employee furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that the director, officer or employee did not meet the standard of conduct; and

(C)  a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 1 or 2.

(D)  The undertaking required by this Section must be an unlimited general obligation of the director, officer, or employee but need not be secured and may be accepted by the corporation without reference to the financial ability of such person to make repayment.

Section 5.   Non-Exclusiveness of Indemnification. The indemnification and advancement of expenses provided for or authorized by this Article does not exclude any other rights to indemnification or advancement of expenses that a person may have under:

(A)  the corporation’s articles of incorporation or bylaws;

(B)  any resolution of the board of directors or the shareholders of the corporation;

(C)  any other authorization adopted by the shareholders; or

(D)  otherwise as provided by law, both as to such person’s actions in his capacity as a director, officer, or employee of the corporation and as to actions in another capacity while holding such office.

  Such indemnification shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs and personal representatives of such person.

ARTICLE IX.

Amendments

  Except as set forth in Section 2 of Article II, these bylaws may be altered, amended or repealed and new bylaws may be made by a majority of the whole board of directors at any regular or special meeting of the board of directors.